UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
May 14, 2008

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8002 (Commission File Number)	04-2209186 (I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts (Address of principal executive offices)		02451 (Zip Code)
(781) 622-1000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-3.1 Amendments to Bylaws of the Company
EX-10.1 Form of Executive Change in Control Retention Agreement for Officers dated May 15, 2008
EX-10.2 Thermo Fisher Scientific Inc. Executive Severance Policy
EX-10.3 Stock Option Agreement dated May 15, 2008

Item 1.01 Entry into a Material Definitive Agreement
     On May 15, 2008, the Board of Directors of Thermo Fisher Scientific Inc. (the “Company”) approved the following agreements.
Executive Change in Control Retention Agreements
     In connection with the expiration of its existing change in control retention agreements with executives, on May 15, 2008 the Board of Directors authorized the Company’s entering into new executive change in control retention agreements with executives that provide cash and other severance benefits if there is a change in control of the Company and their employment is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined therein, in each case within 18 months thereafter. Marc Casper, Alan Malus, Seth Hoogasian and Peter Wilver will be party to these agreements. Marijn Dekkers’ existing employment agreement already provides for certain cash and severance benefits to be paid to Mr. Dekkers in the event that his employment is terminated by the Company without “cause” or by him for “good reason,” as those terms are defined therein.
     For purposes of these executive change in control retention agreements, a change in control exists upon (i) the acquisition by any person of 50% or more of the outstanding common stock or voting securities of the Company; (ii) the failure of the Board to include a majority of directors who are “continuing directors,” which term is defined to include directors who were members of the Board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were “continuing directors” at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or the sale or other disposition of all or substantially all of the assets of the Company unless immediately after such transaction: (a) all holders of common stock immediately prior to such transaction own more than 50% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 50% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of the Company.
     The executive change in control retention agreements with executive officers provide that, upon a qualifying termination, the executive would be entitled to (A) a lump sum payment equal to (1) two multiplied by (2) the sum of (x) the higher of the executive’s annual base salary as in effect immediately prior to the “measurement date” or the “termination date” and (y) the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date, and (B) a pro rata bonus for the year of termination, based on the executive’s target bonus as in effect immediately prior to the measurement date or the termination date. In addition, the executive would be provided continuing medical, dental and life insurance benefits for a period of two years, after such termination. Finally, the Company would provide outplacement services through an outside firm to the executive up to an aggregate of $20,000.

     In the event that total payments under these agreements exceed 110% of the maximum amount of total payments the executive could receive without being treated as receiving any so-called “excess parachute payments” under the applicable provisions of the Internal Revenue Code, then the executive would be entitled to receive a gross-up payment equal to the amount of any excise tax payable by such executive with respect to such payment plus the amount of all other additional taxes imposed on such executive attributable to the receipt of the gross-up payment. In the event that the total payments under these agreements are between 100% and 110% of the maximum amount of total payments the executive could receive without being treated as receiving any excess parachute payments, the executive’s payments will be “cutback” so that the total payments he receives will not cause him to be treated as receiving any excess parachute payments. The Form of Executive Change in Control Retention Agreement for Officers is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Executive Severance Policy
     On May 15, 2008, the Company elected to terminate, effective December 31, 2008, its existing severance agreements with certain executives and replace them with an executive severance policy that provides severance benefits in the event their employment is terminated by the Company without “cause” (as such term is defined therein). Messrs. Malus, Wilver and Hoogasian are eligible to receive benefits under the executive severance policy. Mr. Dekkers’ existing employment agreement already provides for certain severance benefits to be paid to him in the event of his termination. Mr. Casper is party to an executive severance agreement with the Company that expires in 2011, and will not be eligible to participate in the executive severance policy until the expiration of his current severance agreement.
     The executive severance policy provides that, in the event an executive officer’s employment is terminated by the Company without cause, he would be entitled to a lump sum severance payment equal to the sum of (A) 1.5 times his annual base salary then in effect, and (B) 1.5 times his target bonus for the year in which the date of termination occurs, except that if the executive receives benefits under the executive change in control retention agreement described above, he would not be entitled to receive benefits under the executive severance agreement. In addition, for 18 months after the date of termination, the executive would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, the executive would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment. The Company’s Executive Severance Policy is filed as Exhibit 10.2 to this Current Report on Form 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On May 15, 2008, the Board of Directors of the Company appointed Marc Casper Chief Operating Officer. Mr. Casper, 40, was appointed Executive Vice President in November 2006. He was Senior Vice President from December 2003 to November 2006 and President, Life and Laboratory Sciences from December 2001 to March 2005. He was Vice President of the Company from December 2001 to December 2003.
     In connection with Mr. Casper’s appointment to COO, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company took the following actions relating to executive compensation:
     The Company’s executive officers have annual target cash bonus amounts, expressed as a percentage of their annual base salaries. The percentage for Mr. Casper was adjusted by the Compensation Committee, effective May 15, 2008, from 85% to 95%.
     The Compensation Committee also granted an option to purchase 375,000 shares of Company stock to Mr. Casper under the Company’s 2005 Stock Incentive Plan, as amended and restated on November 9, 2006. The stock option grant is evidenced by the Stock Option Agreement for Mr. Casper, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3. The options (a) vest in equal annual installments over the five-year period commencing on the first anniversary of the date of grant so long as he is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on May 15, 2008, and (c) have a term of 7 years from such date.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On May 15, 2008, the Board of Directors of the Company approved amendments to Sections 2 and 11 of Article III of the Company’s Bylaws to provide increased flexibility on the date that officers are elected annually by the Board and to reflect current reporting relationships.
     A copy of the Amendments to Bylaws of the Company is filed as Exhibit 3.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amendments to Bylaws of the Company

10.1	Form of Executive Change in Control Retention Agreement for Officers dated May 15, 2008

Exhibit No.	Description
10.2	Thermo Fisher Scientific Inc. Executive Severance Policy

10.3	Stock Option Agreement dated May 15, 2008 between the Registrant and Marc Casper

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 19th day of May, 2008.

THERMO FISHER SCIENTIFIC INC.
By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendments to Bylaws of the Company

10.1	Form of Executive Change in Control Retention Agreement for Officers dated May 15, 2008

10.2	Thermo Fisher Scientific Inc. Executive Severance Policy

10.3	Stock Option Agreement dated May 15, 2008 between the Registrant and Marc Casper